Exhibit 10.14

SHORT TERM ADVANCE

$60,000	December 30, 2002

FOR VALUE RECEIVED, the undersigned, MediaBin, Inc., a Georgia corporation (the “Borrower”), promises to pay to Venturos AS, a Norwegian corporation (the “Lender”), at P.O. Box 113, 4552 Farsund, Norway (or at such other place as the Lender may designate in writing to the Borrower), in lawful money of the United States of America, the principal sum of sixty thousand dollars ($50,000), without interest, as hereinafter provided.

The indebtedness evidenced by this Advance shall be due and payable on March 31, 2003, as hereinabove provided.

To secure all of its obligations hereunder the Company hereby grants to the Lender a security interest in all of the Accounts Receivable of the Company (as evidenced by invoices sent to customers), whether now existing or subsequently acquired (the “Collateral”). The Company, at its own expense, will promptly execute and deliver or file all financing statements and similar documents and take such further actions that the Lender may reasonably request from time to time in order to perfect and/or maintain the security interest hereby granted. The Lenders are entitled to all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the State of Georgia, which rights and remedies will be cumulative and not exclusive of any other rights and remedies.

The Company hereby agrees (i) the Company shall not knowingly and of its own volition create, incur, assume, or suffer to exist any encumbrance of any kind on the Collateral without the express written consent of the Lender, and (ii) the security interest in the Collateral granted to the Lender pursuant to this Advance shall rank senior in priority to any security interest in the Collateral hereafter granted or existing.

The Borrower hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

Time is of the essence of this Advance.

This Advance shall be deemed to be made pursuant to the laws of the State of Georgia.

IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed, sealed, and delivered this Advance, as of the day and year first above written.

MEDIABIN, INC.
By:	/s/ DAVID MORAN	Attest:	/s/ HAINES HARGRETT

	David P. Moran President and Chief Executive Officer		Haines H. Hargrett Secretary